Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

State or Country
Name of Subsidiary	of Incorporation
620 Eighth (NY) BOC-17 LLC	Delaware
620 Eighth GP NYT (NY) LLC	Delaware
620 Eighth Lender NYT (NY) Limited Partnership	Delaware
620 Eighth NYT (NY) Limited Partnership	Delaware
Agro LDCII d.o.o.	Croatia
Agro Zagreb 17-13 B.V.	Netherlands
Ang (Multi) LLC	Delaware
Ang II (Multi) LLC	Delaware
Araxos	Poland
Basque 17-11 B.V.	Netherlands
Bohr Bolt (OH) LLC	Delaware
BPLAST 17 Member (DE) LLC	Delaware
Bplast Expansion Landlord (IN) LLC	Delaware
Bplast Expansion Member (IN) LLC	Delaware
BPLAST Landlord (DE) LLC	Delaware
Bplast Two Landlord (IN) LLC	Delaware
Bplast Two Member (IN) 17 LLC	Delaware
Breof BNK3Q Independence LP	Delaware
Breof BNK3Q Memorial LP	Delaware
Carey 17 Wlgrn LLC	Delaware
Conduit B.V.	Netherlands
CPA 15-17 Laur B.V.	Netherlands
CPA 17 International Holding and Financing LLC	Delaware
CPA 17 Pan-European Holding Cooperatif UA	Netherlands
CPA:17 Limited Partnership	Delaware
CPA:17 Paying Agent LLC	Delaware
Crate (GER) QRS 16-142, Inc.	Delaware
Eros 17-10 B.V.	Netherlands
Eros II Basque 17-15 B.V.	Netherlands
Eros II Spain 17-16 B.V.	Netherlands
Euroviba Spansko d.o.o.	Croatia
Flex (NE) LLC	Delaware
Flex Member (NE) LLC	Delaware
FRO Man Member 17 (NC) LLC	Delaware
FRO Spin (NC) LLC	Delaware
Further Agro Adriatic 17-17 B.V.	Netherlands
Further Agro Adriatic d.o.o.	Croatia
Goldyard S.L.	Spain
Gorzow Beaver 17-3 BV	Netherlands
Hegyal Logisztikai Szolgaltato KFT	Hungary
HF Landlord (SC) LLC	Delaware
Hillsbro Hotel Lanlord LLC	Delaware
Hillsboro Hotel Operator TRS, Inc.	Delaware
INGESCORP 2008, S.L.	Spain
Iod (AZ) LLC	Delaware
JPTampa (FL) LLC	Delaware
JPTampa Management (FL) LLC	Delaware
KRO (IL) LLC	Delaware
Laurken (IL) LLC	Delaware
LT Fit (AZ-MD) LLC	Delaware
Madde Investment Sp.z.o.o.	Poland
Merge (WI) LLC	Delaware
Morisek Hoffman (IL) LLC	Delaware
Navinc (IL) LLC	Delaware
Nusselt (WI) LLC	Delaware
Pills 17-12 B.V.	Netherlands
Pole Landlord (LA-TX) LLC	Delaware
Poplar d.o.o.	Croatia
Stocksanden S.L.	Spain
Sunpro (KY) LLC	Kentucky
TDG Cold 17-14 B.V.	Netherlands
Tech (GER) 17-1 BV	Netherlands
Tech Landlord (GER) LLC	Delaware
Tehnika Nekretnine d.o.o.	Croatia
Tehnika Samobor d.o.o.	Croatia
Tehnika Sopot d.o.o.	Croatia
Tele Madrid 17-18 BV	Netherlands
TS3 Landlord (TN) LLC	Delaware
TSO-Hungary KFT	Hungary
USO Landlord (TX) LLC	Delaware
WCQUAD (CO) LLC	Delaware
WGN (GER) LLC	Delaware
Wlgrn (NV) LLC	Delaware
WPC 17-19 BV	Netherlands
WPC 17-9 BV	Netherlands